Exhibit A3

                                                                          266972
                              STATE OF MARYLAND

                                DEPARTMENT OF
                           ASSESSMENTS AND TAXATION

              301 West Preston Street Baltimore, Maryland 21201

                                                       DATE: DECEMBER 28, 1993

THIS IS TO ADVISE YOU THAT THE ARTICLES OF AMENDMENT FOR THE NEW AMERICA HIGH INCOME FUND, INC. (EFFECTIVE DATE 1/4/94 AT 9:00 A.M.) WERE RECEIVED AND APPROVED FOR RECORD ON DECEMBER 28, 1993 AT 3:11 PM.

FEE PAID: 143.00

SEAL OF STATE OF MARYLAND

                                                 PAULA CARY MCLEAN
                                                 CHARTER SPECIALIST

AT5-031

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                     THE NEW AMERICA HIGH INCOME FUND, INC.

                            ARTICLES OF AMENDMENT

   The New America High Income Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

   FIRST: The Articles of Amendment and Restatement, as heretofore amended, are hereby further amended as follows:


      1. Article IV of the Fund's Articles of Amendment and Restatement as heretofore amended shall be amended by deleting in its entirety Article IV Section (A) and inserting in lieu thereof the following Sections (A) and (B):

      (A) CAPITAL STOCK.

      The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred One Million Two Thousand (201,002,000) shares, having an aggregate par value of Three Million Dollars ($3,000,000), divided into the following classes:

       two hundred million (200,000,000) shares of common stock, par value $.01 per share (the "Common Stock");

       two thousand (2,000) shares of taxable auction rate preferred stock, no par value per share (the "TARPS Stock"); and

       one million (1,000,000) shares of preferred stock, par value $1.00 per share (the "Preferred Stock").

   No shares of the Corporation's capital stock of any class shall be entitled to preemptive rights.

      (B) PREFERRED STOCK.

      Preferred Stock may be issued in one or more series. The Board of Directors may authorize the issuance of the Preferred Stock in such series without stockholder approval and may fix from time to time before issuance the number of shares to be included in any series and the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption and other terms of all shares of such series. The authority of the Board of Directors with respect to each series includes, without limiting the foregoing, the determination of any or all of the following:

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                              STATE OF MARYLAND
I hereby certify that this is a true and complete copy of the 9 page document on file in this office. DATED: 12-28-93.

                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: /s/ ???
This stamp replaces our previous certification system. Effective: 10/84
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

      (a) The number of shares of any series and the designation to distinguish shares of such series from shares of all other series;

      (b) The voting powers, if any, and whether such voting powers are full or limited and whether other classes or series have the right to vote on specific matters as to which voting powers are granted to such series and whether voting is by class;

      (c) The redemption provisions, if any, applicable to such series, including the time or times and the prices;

      (d) The dividends (which may be cumulative or non-cumulative) to be paid on such series, including the rate or rates (or the procedures by which the rate or rates are to be determined), the conditions and the times and whether payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

      (e) The rights of such series upon the dissolution (voluntary or involuntary) of, or upon any distribution of the assets of, the Corporation;

      (f) The provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or any other security of the Corporation and the price or prices or the rates of exchange, and any adjustments thereto;

      (g) The provisions, if any, of a sinking fund or purchase fund to be applied to the redemption or purchase of shares of such series;

      (h) The provisions, if any, relating to the conditions and restrictions upon the creation of indebtedness of the Corporation, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation of any outstanding stock of the Corporation; and

      (i) Any other relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof;

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

   all as shall be determined by the Board of Directors and stated in said resolution or resolutions and Articles Supplementary establishing or amending the characteristics of such class or series of preferred stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the classification of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

      Preferred Stock of any series not issued or which have been redeemed, converted, exchanged, purchased, or otherwise acquired by the Corporation shall constitute authorized but unissued Preferred Stock.

      2. Article IV Section (B) of the Fund's Articles of Amendment and Restatement as heretofore amended is hereby amended by deleting in its entirety the existing Article IV Section (B), renumbering the Section and all references thereto as Section (C) and substituting therefor the following:

      (C) COMMON STOCK.

      The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption in respect to the Common Stock are as follows, except as otherwise set forth in this Charter or any Articles Supplementary which may be filed from time to time hereafter:

      1. Ranking.

      The Common Stock shall rank junior to the Preferred Stock and the TARPS Stock with respect to payment of all dividends (other than dividends in Common Stock) and distributions on liquidation or dissolution and shall have such other qualifications, limitations and restrictions as provided in this Charter.

      2. Dividends.

      After all accumulated and unpaid dividends upon all outstanding shares of the Preferred Stock and TARPS Stock for all past Dividend Periods (as defined herein or in Articles Supplementary) have been or are contemporaneously paid in full (or declared and sufficient Deposit Securities (as defined herein or in Articles Supplementary) have been set apart for their payment), then and not otherwise, and subject to any other applicable provisions of the Charter,

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

      to the extent there are funds legally available therefor, dividends or other distributions may be declared upon and paid to the holders of shares of the Common Stock, to the exclusion of the holders of shares of the Preferred Stock and TARPS Stock.

      3. Liquidation Rights.

      In the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of the Preferred Stock and the TARPS Stock as provided for in this Charter, the holders of shares of the Common Stock shall be entitled, to the exclusion of the holders of shares of the Preferred Stock and TARPS Stock, to share ratably in all remaining assets of the Corporation.

      4. Redemption.

      The Corporation may redeem or repurchase shares of Common Stock to the extent now or hereafter permitted by the laws of the State of Maryland and applicable Federal law and by this Charter.

      5. Voting Rights.

      Each holder of Common Stock shall be entitled to one vote for each such whole share (and a proportionate vote for each such fractional share) on each matter on which the holders of shares of the Common Stock shall be entitled to vote. Except as otherwise provided in this Charter, the holders of shares of the Common Stock and the holders of shares of Preferred Stock and TARPS Stock shall vote as a single class on all matters submitted to the stockholders.

          3. Article IV Section (C) of the Fund's Articles of Amendment and Restatement as heretofore amended is hereby amended by renumbering such section and all references thereto as Section (D) and by changing each reference to "Preferred Stock" therein to "TARPS Stock." Article V and Article VI are likewise amended by changing each reference to "Preferred Stock" therein to "TARPS Stock."

           4. Article IV of the Fund's Articles of Amendment and Restatement as heretofore amended shall be amended by adding new Sections (E) and (F) as follows:


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      (E) CONFLICT BETWEEN TERMS OF TARPS STOCK AND PREFERRED STOCK.

      Notwithstanding anything in Section (D) which, absent this Section (E), would limit the right of the Corporation or the Board of Directors to create, classify or issue the Preferred Stock or to grant rights, powers and preferences of any nature which might be equal in any respect to the TARPS Stock, the Board of Directors as specified in Section (A) and Section (B) may classify such stock and grant any rights or preferences equal to the TARPS Stock, to the extent permitted by the Investment Company Act of 1940, as amended from time to time.

      The creation, classification and issuance of Preferred Stock at a time when the TARPS Stock is outstanding shall not be deemed to be a default under subsection (D)(5)(b) or to cause the holders of the TARPS Stock to have a right to elect a majority of the Board of Directors under subsection
   (D)(5)(b) if, upon issuance, the net proceeds from the sale of such Preferred Stock (or such portion thereof needed to redeem the TARPS Stock) are deposited with the Paying Agent in accordance with Article IV Section
   (D)(5)(c)(vi), notice of Optional Redemption pursuant to subsection (D)(5)(a) has been delivered prior thereto or is sent promptly thereafter and such proceeds are used to redeem the TARPS Stock. The redemption price of all TARPS Stock redeemed with such proceeds shall be the price set forth in subsection (D)(5)(a).

      Any classification of the Preferred Stock may provide for rights, powers, privileges and preferences inconsistent with the terms of the TARPS Stock even if such rights, powers, preferences or privileges are subordinated to the rights of the TARPS Stock so long as any of the TARPS Stock is deemed outstanding.

      (F) ELIMINATION OF TARPS STOCK.

      At such time as all of the outstanding TARPS Stock has been redeemed or Deposit Securities constituting immediately available funds sufficient to redeem all of the TARPS Stock have been deposited with the Paying Agent as required by Article IV Section (D)(5)(c)(vi), the Board of Directors may adopt a resolution declaring that the Corporation shall no longer be authorized to issue the TARPS Stock. Upon adoption of such resolution, subsections (D), (E) and (F) of Article IV and all other references to the TARPS Stock shall automatically be deleted from the Charter and the Board of Directors is hereby authorized to restate the Charter deleting all of such provisions. Any

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

   former holders of TARPS Stock who have not then submitted their TARPS Stock for redemption shall have only the right to receive the payment for their stock deposited with the Paying Agent in accordance with the terms formerly set forth in Section (D).

      At such time as the TARPS Stock is eliminated, the following additional amendments shall automatically take effect:

         1. Article V Section A of the Fund's Articles of Amendment and Restatement as heretofore amended shall be amended by deleting the same and substituting in lieu thereof the following:

      (A) All corporate power and authority of the Corporation (except as otherwise provided by statute, by this Charter, or by the Corporation's By-Laws) shall be vested in and exercised by the Board of Directors. Except as may be required by other provisions of this Charter, the number of Directors constituting the Board of Directors shall be not less than three
   (3), nor more than fifteen (15) with the exact number to be fixed pursuant to the By-Laws, provided that the numbers of Directors shall at no time be less than the minimum number required under the Maryland General Corporation Law or, as long as any shares of the preferred stock are outstanding, the Investment Company Act of 1940, as amended from time to time.

         2. Article VI Sections (A) and (B) of the Fund's Articles of Amendment and Restatement as heretofore amended shall be amended by deleting the same and substituting in lieu thereof only the following Section (A):

      (A) The Corporation reserves the right from time to time to amend, alter, change or repeal any provision contained in this Charter, now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in this Charter, of any outstanding stock. Any amendment to this Charter shall be adopted at either a special meeting of the stockholders pursuant to affirmative vote of a majority of all the outstanding shares of the Corporation's capital stock, voting as a single class, except as otherwise provided in this Charter. The Common Stock and the Preferred Stock shall vote as separate classes to the extent otherwise required under Maryland law or the Investment Company Act of 1940, as amended from time to time.

      SECOND: The board of directors of the Corporation, by written consent to such action signed by all the members thereof and filed with the minutes of proceedings of the board,

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adopted a resolution in which was set forth the foregoing amendment to the charter declaring that the said amendment to the charter was advisable and directing that it be submitted for action thereon at a meeting of the stockholders of the Corporation.

      THIRD: Notice setting forth the aforesaid amendment of the charter and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given as required by law, to all stockholders of the Corporation entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at said meeting by the affirmative vote required by law and the Corporation's charter.

      FOURTH: (a) The total number of shares of all classes of stock of the corporation heretofore authorized, and the number and par value of the shares of each class were as follows:

         Total authorized stock--two hundred million, two thousand (200,002,000) shares, having an aggregate par value of $2,000,000, divided into the following classes:

            1. two hundred million (200,000,000) shares of common stock, $.01 par value per share;

            2. two thousand (2,000) shares of taxable auction rate preferred stock, no par value per share.

               (b) The total number of shares of all classes of stock of the Corporation as increased by these Articles of Amendment, and the number and par value of the shares of each class, are as follows:

         The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred One Million Two Thousand (201,002,000) shares, having an aggregate par value of Three Million Dollars ($3,000,000), divided into the following classes:

            1. two hundred million (200,000,000) shares of common stock, par value $.01 per share;

            2. two thousand (2,000) shares of taxable auction rate preferred stock, no par value per share; and

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            3. one million (1,000,000) shares of preferred stock, par value
               $1.00 per share.

               (c) The aggregate par value of all shares of all classes of stock of the Corporation heretofore authorized was $2,000,000. The aggregate par value of all shares of all classes of stock as increased by this amendment is $3,000,000. This amendment has the effect of increasing the aggregate par value of all shares of all classes of stock of the Corporation by $1,000,000.

               (d) The shares have been divided into classes as indicated above. A description of each class is reflected in Article IV of the Corporation's Articles of Amendment and Restatement as previously amended and as amended by these Articles of Amendment.

      FIFTH: These Articles shall be effective at the later of the time the State Department of Assessments and Taxation of Maryland accepts the Articles for record of 9:00 am Eastern Standard Time on January 4, 1994.

      IN WITNESS WHEREOF The New America High Income Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President (or its Vice-President) and its corporate seal to be hereunto affixed and attested by its Secretary (or its Assistant Secretary).

      The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

Attest:                             THE NEW AMERICA HIGH INCOME FUND, INC.

/s/ Richard E. Floor                By: /s/ Robert F. Birch
Richard E. Floor, Secretary         Robert F. Birch, President

[Affix corporate seal]

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